Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED YEAR-TO-DATE EARNINGS FOR

2013, UP 11%; ASSET GROWTH OF 6.5% TO RECORD SIZE OF $3.3 BB; REGULAR

DIVIDEND DECLARED

Medford, MA, July 9, 2013—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $9,502,000 for the six months ended June 30, 2013, or $1.71 per Class A share diluted, an increase of 10.8% compared to net income of $8,579,000, or $1.55 per Class A share diluted, for the same period a year ago. Total assets increased 6.5% from $3.1 billion at December 31, 2012 to $3.3 billion at June 30, 2013. For the quarter ended June 30, 2013, net income totaled $5,026,000, or $0.90 per Class A share diluted, an increase of 5.3% compared to net income of $4,771,000, or $0.86 per Class A share diluted, for the same period a year ago.

Net interest income totaled $29.1 million for the six months ended June 30, 2013 compared to $29.8 million for the same period in 2012. The 2.5% decrease in net interest income for the period is primarily due to $640,000 of prepayment penalties collected during the first six months of 2012. The net interest margin decreased from 2.50% on a fully taxable equivalent basis in 2012 to 2.21% on the same basis for 2013. This was primarily the result of a decrease in asset yields. Also, interest expense decreased primarily as a result of the continued decline in market rates and there was a 12.3% increase in the average balances of earning assets, combined with a similar increase in average deposits.

The provision for loan losses decreased by $500,000 from $2.0 million for the six months ended June 30, 2012 to $1.5 million for the six months ended June 30, 2013, primarily as a result of a lower level of charge-off activity. The Company capitalized on favorable market conditions for the first six months ended June 30, 2013 and realized net gains on sales of investments of $1.7 million, as compared to $590,000 for the same period in 2012. The Company’s effective tax rate decreased from 6.2% in 2012 to 5.8% in 2013 primarily as a result of an increase in tax-exempt income.

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At June 30, 2013, total equity was $166.2 million compared to $180.0 million at December 31, 2012. The Company’s equity decreased primarily as a result of an increase in other comprehensive loss, net of taxes, and dividends paid, offset somewhat by earnings. Other comprehensive loss, net of taxes, increased as a result of an increase in unrealized losses on securities available-for-sale. Unrealized losses on the available-for-sale portfolio increased as a result of increases in interest rates. The Company’s leverage ratio stood at 6.74% at June 30, 2013, compared to 6.80% at December 31, 2012. The decrease in the leverage ratio is due to an increase in assets. Book value as of June 30, 2013 was $29.92 per share compared to $32.40 at December 31, 2012.

The Company’s allowance for loan losses was $20.5 million or 1.76% of loans outstanding at June 30, 2013, compared to $19.2 million or 1.73% of loans outstanding at December 31, 2012 and $18.0 million or 1.75% of loans outstanding at June 30, 2012. The increase in the allowance for loan losses was due to the increase in the size and composition of the loan portfolio as well as qualitative factors. Non-performing assets totaled $3.3 million at June 30, 2013, compared to $4.5 million at December 31, 2012 and $5.3 million at June 30, 2012.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2013 to stockholders of record on August 1, 2013.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-five full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	June 30, 2013	December 31, 2012
Assets
Cash and Due From Banks	$49,192	$53,646
Federal Funds Sold and Interest-bearing Deposits In Other Banks	122,713	98,637

Short-term Investments	19,611	17,367

Securities Available-For-Sale (AFS)	1,552,216	1,434,801

Securities Held-to-Maturity	267,613	275,507

Federal Home Loan Bank of Boston stock, at cost	16,082	15,146

Loans:
Commercial & Industrial	101,918	88,475
Construction & Land Development	34,919	38,618
Commercial Real Estate	609,462	576,465
Residential Real Estate	283,392	281,857
Consumer and Other	8,123	7,450
Home Equity	125,918	118,923

Total Loans	1,163,732	1,111,788
Less: Allowance for Loan Losses	20,500	19,197

Net Loans	1,143,232	1,092,591

Bank Premises and Equipment	23,367	23,899
Accrued Interest Receivable	6,005	5,811
Goodwill	2,714	2,714
Other Assets	83,191	66,090

Total Assets	$3,285,936	$3,086,209

Liabilities
Demand Deposits	$440,120	$438,429

Interest Bearing Deposits:
Savings and NOW Deposits	964,923	933,316
Money Market Accounts	769,660	653,345
Time Deposits	466,492	419,983

Total Interest Bearing Deposits	2,201,075	2,006,644

Total Deposits	2,641,195	2,445,073

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	214,290	191,390
Other Borrowed Funds	177,144	195,144

Total Borrowed Funds	391,434	386,534

Other Liabilities	50,991	38,529
Subordinated Debentures	36,083	36,083

Total Liabilities	3,119,703	2,906,219

Total Stockholders’ Equity	166,233	179,990

Total Liabilities & Stockholders’ Equity	$3,285,936	$3,086,209

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Six months ended June 30, 2013 and 2012

(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Interest Income:
Loans	$11,997	$12,572	$23,878	$24,620
Securities Held-to-Maturity	1,419	1,924	2,939	3,387
Securities Available-for-Sale	5,571	5,668	11,188	11,383
Federal Funds Sold and Interest-bearing Deposits In Other Banks	145	148	264	287

Total Interest Income	19,132	20,312	38,269	39,677

Interest Expense:
Savings and NOW Deposits	649	560	1,259	1,087
Money Market Accounts	582	618	1,114	1,230
Time Deposits	1,234	1,600	2,568	3,281
Securities Sold Under Agreements to Repurchase	89	88	179	180
Other Borrowed Funds and Subordinated Debentures	2,066	2,057	4,092	4,108

Total Interest Expense	4,620	4,923	9,212	9,886

Net Interest Income	14,512	15,389	29,057	29,791

Provision For Loan Losses	750	900	1,500	2,000

Net Interest Income After
Provision for Loan Losses	13,762	14,489	27,557	27,791

Other Operating Income
Service Charges on Deposit Accounts	2,034	1,922	3,976	3,910
Lockbox Fees	838	781	1,610	1,480
Net Gain on Sales of Investments	781	442	1,664	590
Other Income	1,568	843	2,405	1,627

Total Other Operating Income	5,221	3,988	9,655	7,607

Operating Expenses
Salaries and Employee Benefits	8,382	8,191	17,000	16,332
Occupancy	1,193	1,176	2,475	2,298
Equipment	610	544	1,192	1,127
FDIC Assessment	450	445	850	852
Other	3,027	3,095	5,610	5,642

Total Operating Expenses	13,662	13,451	27,127	26,251

Income Before Income Taxes	5,321	5,026	10,085	9,147

Income Tax Expense	295	255	583	568

Net Income	$5,026	$4,771	$9,502	$8,579

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	June 30, 2013	June 30, 2012
Assets
Cash and Due From Banks	$57,758	$52,885
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	188,730	200,066

Securities Available-For-Sale (AFS)	1,446,196	1,250,085
Securities Held-to-Maturity	259,812	255,609

Total Loans	1,140,277	996,503
Less: Allowance for Loan Losses	19,828	17,386

Net Loans	1,120,449	979,117

Unrealized Gain on Securities AFS	11,075	16,541
Bank Premises and Equipment	23,689	22,091
Accrued Interest Receivable	6,004	6,168
Goodwill	2,714	2,714
Other Assets	73,617	68,568

Total Assets	$3,190,044	$2,853,844

Liabilities
Demand Deposits	$421,646	$364,588

Interest Bearing Deposits:
Savings and NOW Deposits	1,010,517	830,199
Money Market Accounts	727,499	656,662
Time Deposits	391,005	422,256

Total Interest Bearing Deposits	2,129,021	1,909,117

Total Deposits	2,550,667	2,273,705

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	203,755	161,112
Other Borrowed Funds	178,896	180,131

Total Borrowed Funds	382,651	341,243

Other Liabilities	41,724	36,564
Subordinated Debentures	36,083	36,083

Total Liabilities	3,011,125	2,687,595

Total Stockholders’ Equity	178,919	166,249

Total Liabilities & Stockholders’ Equity	$3,190,044	$2,853,844

Total Average Earning Assets - QTD	$3,084,217	$2,761,669

Total Average Earning Assets - YTD	$3,035,015	$2,702,263

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30, 2013	June 30, 2012

Performance Measures:

Earnings per average Class A share, diluted, quarter	$0.90	$0.86
Earnings per average Class A share, diluted, year-to-date	$1.71	$1.55
Return on average assets, year-to-date	0.60%	0.60%
Return on average stockholders’ equity, year-to-date	10.71%	10.38%
Net interest margin (taxable equivalent), quarter	2.16%	2.52%
Net interest margin (taxable equivalent), year-to-date	2.21%	2.50%
Efficiency ratio, year-to-date	63.3%	63.7%
Book value per share	$29.92	$30.77
Tangible book value per share	$29.43	$30.28
Tangible capital / tangible assets	4.98%	5.60%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,557,354	5,548,830
Average Class A shares outstanding, diluted, year-to-date	5,557,655	5,547,237

Shares outstanding Class A	3,574,379	3,556,529
Shares outstanding Class B	1,982,180	1,991,880

Total shares outstanding at period end	5,556,559	5,548,409

Asset Quality and Other Data:

Allowance for loan losses / loans	1.76%	1.75%
Nonaccrual loans	$3,260	$5,313
Nonperforming assets	$3,260	$5,313
Loans 90 days past due and still accruing	$—	$57
Accruing troubled debt restructures	$3,492	$2,274
Net charge-offs, year-to-date	$196	$594

Leverage ratio	6.74%	6.90%
Tier 1 risk weighted capital ratio	14.00%	14.36%
Total risk weighted capital ratio	15.25%	15.61%
Total risk weighted assets	$1,555,727	$1,393,806